As filed with the Securities and Exchange Commission on February 27, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RTI BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3466543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11621 Research Circle Alachua, FL	32615
(Address of Principal Executive Offices)	(Zip Code)

Biodynamics International, Inc. 1996 Stock Option Plan

Tutogen Medical, Inc. 2006 Incentive and Non-Statutory Stock Option Plan

(Full title of the plan)

Thomas F. Rose

RTI Biologics, Inc.

11621 Research Circle

Alachua, FL 32615

(Name and Address of Agent for Service)

(386) 418-8888

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Warren J. Nimetz, Esq.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, NY 10103

(212) 318-3000

Facsimile: (212) 318-3400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer  ☐    Accelerated Filer  ☒    Non-Accelerated Filer   ☐    Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.001 per share	3,500,000	$8.015	(2)	$28,052,500	(2)	$1,103	(2)

(1)	This registration statement shall also cover any additional indeterminable number of shares as may be required pursuant to the Biodynamics International, Inc. 1996 Stock Option Plan and the Tutogen Medical, Inc. 2006 Incentive and Non-Statutory Stock Option Plan, in the event of a stock dividend, stock split, recapitalization or other similar change in the common stock of RTI Biologics, Inc.
(2)	The price is estimated in accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the common stock of RTI Biologics, Inc., as reported on the Nasdaq Global Market on February 25, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Biodynamics International, Inc. 1996 Stock Option Plan or the Tutogen Medical, Inc. 2006 Incentive and Non-Statutory Stock Option Plan adopted by RTI Biologics, Inc. (the “Company” or the “Registrant”) and are not being filed with or included in this Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company are incorporated herein by reference:

(i)	the Company’s annual report on Form 10-K for the year ended December 31, 2007; and

(ii)	(iii) the description of the Company’s common stock contained in the registration statement on Form 8-A, dated August 7, 2000.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-Laws of the Company contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Biodynamics International, Inc. 1996 Stock Option Plan.

4.2	Tutogen Medical, Inc. 2006 Incentive and Non-Statutory Stock Option Plan.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Alachua, state of Florida, on the 27th day of February, 2008.

RTI BIOLOGICS, INC.

By:	/s/ Brian K. Hutchison
Brian K. Hutchison
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian K. Hutchison and Thomas F. Rose, or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post- effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Brian K. Hutchison	Chief Executive Officer and Director	February 27, 2008
Brian K. Hutchison	(Principal Executive Officer)

/s/ Thomas F. Rose	Executive Vice President and Chief	February 27, 2008
Thomas F. Rose	Financial Officer (Principal Financial and Accounting Officer)

/s/ Julianne Bowler	Director	February 27, 2008
Julianne Bowler

/s/ Philip R. Chapman	Director	February 27, 2008
Philip R. Chapman

Name	Title	Date

/s/ Roy D. Crowninshield	Director	February 27, 2008
Roy D. Crowninshield

/s/ Neal B. Freeman	Director	February 27, 2008
Neal B. Freeman

/s/ Peter F. Gearen	Director	February 27, 2008
Peter F. Gearen

/s/ Udo Henseler	Director	February 27, 2008
Udo Henseler

/s/ Guy L. Mayer	Director	February 27, 2008
Guy L. Mayer

Director
Michael J. Odrich

/s/ Gregory P. Rainey	Director	February 27, 2008
Gregory P. Rainey

/s/ David J. Simpson	Director	February 27, 2008
David J. Simpson

/s/ Adrian J. R. Smith	Director	February 27, 2008
Adrian J. R. Smith

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Biodynamics International, Inc. 1996 Stock Option Plan.

4.2	Tutogen Medical, Inc. 2006 Incentive and Non-Statutory Stock Option Plan.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)